SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 29, 2008

Intelligroup, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

499 Thornall Street
Edison, New Jersey		08837
(Address of Principal Executive Offices)		(Zip Code)

(732) 590-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Intelligroup, Inc. Q3 2008 Results, 10/29/08	page 2

Item 2.02. Results of Operations and Financial Condition.

On October 29, 2008, Intelligroup, Inc. (“the Company”) issued a press release to report the Company’s financial results for the three months and nine months ended September 30, 2008. The full text of the press release announcing its financial results is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Form 8-K (including Exhibit 99.1 to the extent it describes the Company financial results for the three months and nine months ended September 30, 2008) under Item 2.02 - Results of Operations and Financial Condition shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On October 29, 2008, the Company also announced that its Board of Directors approved a stock repurchase program of up to $5,000,000 of the Company's common stock over the next 18 months. The share repurchase program authorizes the Company to repurchase shares from time to time through open market or privately negotiated transactions. The Company also intends to adopt a Rule 10b5-1 trading plan that will allow the Company to purchase its shares at times when it ordinarily would not be in the market due to its internal trading policy. The Company is not obligated to repurchase shares under the authorization or enter into a Rule 10b5-1 trading plan and the timing, actual number and value of shares purchased will depend on many factors, including the Company’s cash flow and the liquidity and price performance of its shares. The full text of the press release announcing the share repurchase plan is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release of Intelligroup, Inc. dated October 29, 2008

Intelligroup, Inc. Q3 2008 Results, 10/29/08	page 3

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ Alok Bajpai
Name:	Alok Bajpai
Title:	Treasurer and CFO

Date: October 29, 2008